UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 22, 2012

Genesee & Wyoming Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31456	06-0984624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

66 Field Point Road, Greenwich, Connecticut             06830

            (Address of principal executive offices)             (Zip Code)

Registrant’s telephone number, including area code: (203) 629-3722

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2012 annual meeting of stockholders of Genesee & Wyoming Inc. (the “Company”) was held on May 22, 2012. The stockholders considered two proposals, each of which is described in more detail in the Company’s proxy statement, dated April 10, 2012, for its 2012 annual meeting of stockholders (the “Proxy Statement”). As set forth in the Proxy Statement, there were 40,521,990 shares of Class A common stock and 2,112,048 shares of Class B common stock outstanding as of the close of business on the record date. A total of 38,474,972 shares of Class A common stock, or 94.9%, were present in person or by proxy at the annual meeting. A total of 2,111,948 shares of Class B common stock, or 99.9%, were present in person or by proxy at the meeting. The holders of the Company’s Class A common stock are entitled to one vote for each share of Class A common stock held and the holders of the Company’s Class B common stock are entitled to ten votes for each share of Class B common stock held. The final voting results for each matter submitted to a vote of stockholders at the annual meeting are as follows:

Proposal 1: Election of Directors. The stockholders voted to elect the following individuals as Class II directors of the Company, each for a three-year term expiring in 2015, or until their successors have been duly elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Richard H. Allert	56,695,232	537,796	2,361,424
Michael Norkus	56,451,108	781,920	2,361,424
Ann N. Reese	53,698,266	3,534,762	2,361,424

Directors whose terms of office continued after the annual meeting are: Mortimer B. Fuller III, John C. Hellmann, Øivind Lorentzen III, Robert M. Melzer, Philip J. Ringo and Mark A. Scudder.

Proposal 2: Ratification of PricewaterhouseCoopers LLP as independent registered public accounting firm. The selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was ratified as follows:

Votes For	Votes Against	Abstentions
58,620,088	948,986	25,378

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2012

GENESEE & WYOMING INC.

By:	/s/ Allison M. Fergus
Name: Allison M. Fergus
Title: General Counsel and Secretary